UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

Rush Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 302-5200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	RUSHA	Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	RUSHB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

First Amendment to Fifth Amended and Restated Floor Plan Credit Agreement

Effective May 31, 2023, Rush Enterprises, Inc. (the “Company”) and certain of its subsidiaries (the Company and such subsidiaries collectively, “Rush”) entered into the First Amendment to Fifth Amended and Restated Credit Agreement (the “First Rush Floor Plan Amendment”) with the Lenders signatory thereto (the “Lenders”) and BMO Harris Bank N.A., as administrative agent and collateral agent for the Lenders (the “Administrative Agent”), which amended that certain Fifth Amended and Restated Credit Agreement, dated as of September 14, 2021, among Rush, the Lenders and Administrative Agent (the “Rush Floor Plan Credit Agreement”).

Pursuant to the terms of the First Rush Floor Plan Amendment, the Rush Floor Plan Credit Agreement was amended to change the Benchmark (as defined in the First Rush Floor Plan Amendment) interest rate from a rate based on LIBOR (as defined in the Rush Floor Plan Credit Agreement) to a rate based on Term SOFR (as defined in the First Rush Floor Plan Amendment) and to make other corresponding changes to reflect the transition from LIBOR (as defined in the Rush Floor Plan Credit Agreement) to SOFR (as defined in the First Rush Floor Plan Amendment). Borrowings under the Rush Floor Plan Credit Agreement will now bear interest per annum, payable monthly, at (A) the greater of (i) zero and (ii) Term SOFR, plus (B) 1.20%.

The foregoing description of the First Rush Floor Plan Amendment is qualified in its entirety by reference to the full text of the First Rush Floor Plan Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

First Amendment to Amended and Restated BMO Wholesale Financing and Security Agreement

Effective May 31, 2023, Rush Truck Centres of Canada Limited (“RTC-Candada”), a subsidiary of the Company, entered into the First Amendment to the Amended and Restated BMO Wholesale Financing and Security Agreement (the “First RTC-Canada Floor Plan Amendment”) with Bank of Montreal (“BMO”), which amended that certain Amended and Restated BMO Wholesale Financing and Security Agreement, dated as of July 15, 2022, among RTC-Canada and BMO (the “RTC-Canada Floor Plan Credit Agreement”).

Pursuant to the terms of the First RTC-Canada Floor Plan Amendment, the RTC-Canada Floor Plan Credit Agreement was amended to change all references to LIBOR (as defined in the RTC-Canada Floor Plan Credit Agreement) with respect to advances required to be made in USD dollars to SOFR (as defined in the First RTC-Canada Floor Plan Amendment). Borrowings under the RTC-Canada Floor Plan Credit Agreement with respect to advances required to be made in USD dollars will now bear interest per annum, payable monthly, at Term SOFR (as defined in the First RTC-Canada Floor Plan Amendment), plus 1.20%.

The foregoing description of the First RTC-Canada Floor Plan Amendment is qualified in its entirety by reference to the full text of the First RTC-Canada Floor Plan Amendment, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

Exhibit 10.1	First Amendment to Fifth Amended and Restated Credit Agreement, dated as of May 31, 2023, by and among the Company and certain of its subsidiaries, the Lenders signatory thereto and BMO Harris Bank N.A., as administrative agent and collateral agent for the Lenders

Exhibit 10.2	First Amendment to First Amended and Restated BMO Wholesale Financing and Security Agreement, dated as of May 31, 2023, by and among RTC-Canada and BMO

Exhibit 104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

Dated: June 6, 2023	By:	/s/ Michael Goldstone
Michael Goldstone
Senior Vice President, General Counsel and
Corporate Secretary